UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 14, 2008
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2008, A.T. Cross Company (the "Company"), a Rhode Island corporation, and Newco Eyewear, Inc. ("Newco"), a Rhode Island corporation and a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger with Native Eyewear, Inc. ("Native"), a Pennsylvania corporation, pursuant to which Native will be merged with and into Newco.

The merger will be submitted to the Native shareholders for approval on March 24, 2008. Assuming that the Native shareholders approve the merger, it will be completed on March 24, 2008. Total merger consideration is equal to $17.8 million in cash, plus the assumption of approximately $1 million in bank debt.

Native Eyewear, Inc., based in Huntingdon Valley, Pennsylvania, is a designer and marketer of a branded line of All Sports All Polarized® sunglasses called "Native®," which is distributed throughout the United States under the Native Eyewear brand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: March 19, 2008	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer